Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE
February 12, 2007
Concord, NC
Jim Hausman
704.722.2410
Ron Marino
704.722.2212
CT Communications Declares Quarterly Dividend

CT Communications, Inc., (Nasdaq: CTCI) declared a quarterly cash dividend on its common stock of $0.12 per share to all shareholders of record as of the close of business on March 1, 2007. The quarterly dividend is payable on March 15, 2007.
CT Communications, Inc., headquartered in Concord, N.C., is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including broadband high-speed Internet services, local and long distance telephone services, and digital wireless voice and data services.